Exhibit 3.1

MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
HARVEY KONING
Address
P.O. BOX 352
City	State Zip Code
GRAND RAPIDS	MI 49501-0352	EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: MACATAWA BANK CORPORATION
2.	The identification number assigned by the Bureau is:	502 582

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:

The first paragraph of Article III is amended to read as follows:

Article III

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is forty million five hundred thousand (40,500,000) shares, of which forty million (40,000,000) shall be common stock and five hundred thousand (500,000) shares shall be series preferred stock.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.

(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of             ,             ,              in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of ,

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.

(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 20th day of April, 2006, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

	☒	at a meeting the necessary votes were cast in favor of the amendment.

	☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

	☐	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

	☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

	☐	by the board of a profit corporation pursuant to section 611(2).

	Profit Corporations and Professional Service Corporations		Nonprofit Corporations

	Signed this day of May, 2006		Signed this day of ,

	By	/s/ Philip J. Koning	By
		(Signature of an authorized officer or agent)	(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Philip J. Koning, President
		(Type or Print Name)	(Type or Print Name)

Name of person or organization remitting fees:	Preparer’s name and business telephone number:

Macatawa Bank Corporation	HARVEY KONING

(616) 336-6588

INFORMATION AND INSTRUCTIONS

1.

This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2.

Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

	Since this document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.
3.

This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972 or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.
5.

Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.

For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution. Contact Michigan Attorney General, Consumer Protection and Charitable Trust Division (517) 373-1152.

7.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.
8.

Signatures:

Profit Corporations: (Complete either Item 4 or Item 5)

1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.

2) Item 5 must be signed by an authorized officer or agent of the corporation.

Nonprofit Corporations: (Complete either Item 4 or Item 5)

1) Item 4 must be signed by all of the incorporators listed in the Articles of Incorporation.

2) Item 5 or 6 must be signed by either the president, vice-president, chairperson or vice-chairperson.

9	NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order $10.00

	ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
	each additional 20,000 authorized shares or portion thereof	$30.00
	maximum fee per filing for first 10,000,000 authorized shares	$5,000.00
	each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares	$30.00
	maximum fee per filing for authorized shares in excess of 10,000,000 shares	$200,000.00

	To submit by mail: Michigan Department of Labor and Economic Growth Bureau of Commercial Services - Corporation Division P.O. Box 30054 Lansing, Michigan 48909	To submit in person: 2501 Woodlake Circle Okemos, MI Telephone: (517) 241-6470 Fees may be paid by VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):

First Time Users: Call (517) 241-6470, or visit our website at http://www.michigan.gov/corporations

Customer with MICH-ELF Filer Account: Send document to (517) 636-6437.

	The Department of Labor and Economic Growth will not discriminate against any individual or group because of race, sex, religion, age, national origin, color, marital status, disability or political beliefs. If you need help with reading, writing, hearing, etc., under the Americans with Disabilities Act, you may make your needs known to this agency.